UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 4, 2020

Date of Report (Date of earliest event reported)

PETVIVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55167	99-0363559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5251 Edina Industrial Blvd. Edina, Minnesota	55349
(Address of principal executive offices)	(Zip Code)

(952) 405-6216

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PETV	OTCQB

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On December 4, 2020, the Board of Directors (the “Board”) of PetVivo Holdings, Inc. (“Company”) amended and restated its Code of Business Conduct and Ethics (the “Code”), effective as of such date. The Code was amended to expressly include the Company’s directors and to simplify the language of the Code to clarify its coverage and reporting requirements.

If the Company grants any waiver, including any implicit waiver, from a provision of the Code applicable to an executive officer or director requiring disclosure under applicable SEC or listing requirements of a stock exchange on which the Company is listed, the Company will disclose the nature of such amendment or waiver in a Form 8-K filing with the SEC.

The foregoing description of the amendments to the Code is subject to, and qualified in its entirety by, the full text of the amended Code, which is attached as Exhibit 14.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Code will also be available on the Company’s website at www.petvivo.com. The information contained on or accessible through the Company’s website shall not be deemed to be a part of this Current Report on Form 8-K and is not incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

14.1	PetVivo Holdings, Inc. Code of Business Conduct and Ethics

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETVIVO HOLDINGS, INC.

Date: December 4, 2020	By:	/s/ John Lai
	Name:	John Lai
	Title:	Chief Executive Officer